Exhibit 4.4

AMENDMENT TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Amendment to Amended and Restated Investors’ Rights Agreement (this “Amendment”) is made and entered into as of November 17, 2020, and amends that certain Amended and Restated Investors’ Rights Agreement, dated as of April 17, 2020, by and among Airbnb, Inc., a Delaware corporation (the “Company”), each of the investors listed on Schedule A thereto and each of the stockholders listed on Schedule B thereto (the “Rights Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Rights Agreement.

RECITALS

A.    The Company has confidentially submitted a draft registration statement on Form S-1 (originally submitted to the SEC on August 19, 2020) under the Securities Act for purposes of an IPO of shares of Class A Common Stock by the Company (any IPO effected pursuant to such registration statement, as the same will be amended from time to time, the “2020 IPO”).

B.    In order to facilitate the 2020 IPO, the parties hereto desire to amend Section 2.11 of the Rights Agreement, subject to the terms and conditions set forth herein.

C.    Pursuant to Section 6.5 of the Rights Agreement, all notices, requests, and other communications given or made pursuant to the Rights Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified; (ii) when sent, if sent by facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) when sent, if sent by electronic mail during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iv) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (v) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt.

D.    Pursuant to Section 6.6 of the Rights Agreement, subject to certain provisions, the terms of or the rights or obligations provided under the Rights Agreement may be amended or waived (either generally or in a particular instance, and either retroactively or prospectively) by the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding.

AGREEMENT

NOW THEREFORE, in consideration of the promises and mutual covenants and obligations hereinafter set forth, the Company and the holders of Registrable Securities party hereto, constituting the holders of a majority of the Registrable Securities currently outstanding, hereby agree as follows:

1.    Amendment.

Section 2.11 of the Rights Agreement is hereby amended and restated in its entirety as follows:

“2.11    “Market Stand-off” Agreement.

(a)    With respect to any IPO of shares of Class A Common Stock by the Company effected pursuant to the Company’s registration statement on Form S-1, originally submitted confidentially to the SEC in draft form on August 19, 2020, as such registration statement will be amended from time to time (the “2020 IPO”), each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on November 17, 2020 and ending on the date specified by the Company and the managing underwriter (the “2020 Lock-Up Period”) (such period not to exceed one hundred eighty (180) days after the date of the final prospectus relating to the 2020 IPO (the “Prospectus”)), (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock, held immediately before the effective date of the registration statement for such offering (collectively, “2020 Lock-Up Securities”) or (ii) enter into any swap, hedging transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such 2020 Lock-Up Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise, subject in each case to any customary exceptions applicable to all Holders agreed to by the underwriters (the terms of which exceptions shall be provided by the Company to the Holders in writing and once so provided shall be binding). The foregoing provisions of this Section 2.11(a) shall apply only to the 2020 IPO and shall not apply to the sale of any shares to an underwriter pursuant to the underwriting agreement in connection with the 2020 IPO (the “Underwriting Agreement”), and shall be applicable to the Holders with respect to the 2020 IPO only if all officers, directors, and stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock) are similarly bound, subject to any customary exceptions agreed to by the underwriters. The underwriters in connection with such registration are intended third-party beneficiaries of this Section 2.11(a) and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 2.11(a) or that are necessary to give further effect thereto; for the avoidance of doubt, the failure of the underwriters to request that any Holder execute any such agreements shall not be deemed to be a waiver of or limit any rights of the underwriters under this Section 2.11(a). If any Holder is granted an early release or discretionary waiver from the restrictions set forth in this Section 2.11(a) with respect to the 2020 IPO by the Company or from restrictions in any agreement with the managing underwriter with respect to any 2020 Lock-Up Securities held by such Holder and its Affiliates having a fair

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market value in excess of $1,000,000 in the aggregate (whether in one or multiple releases or waivers), then all other Holders shall also be granted an early release or discretionary waiver on the same terms and conditions from their respective obligations under this Section 2.11(a) or under any agreement with the managing underwriter with respect to the same percentage of the total number of 2020 Lock-Up Securities held by such Holders as the percentage of the total number of 2020 Lock-Up Securities that are the subject of such release. Any sales by Holders following the First Post-Offering Earnings Release (as defined below) pursuant to clause (1) below shall not constitute an early release or discretionary waiver from the restrictions set forth in this Section 2.11(a).

Notwithstanding the foregoing,

(1)    if a Holder (excluding any director or “officer” of the Company (as defined in Rule 16a-1(f) under the Exchange Act) or any Founder and their affiliated entities) sells shares of Common Stock to the underwriters pursuant to the Underwriting Agreement, subject to compliance with applicable securities laws including without limitation Rule 144 promulgated under the Securities Act, such Holder may sell in the public market beginning at the commencement of the second Trading Day (as defined below) after the Company publicly announces its earnings for the first completed quarterly period (the “First Post-Offering Earnings Release”) following the most recent period for which financial statements are included in the Prospectus, a number of shares of Common Stock not in excess of 25% of the Common Stock and any other securities so owned by the Holder that are convertible into or exercisable or exchangeable (directly or indirectly) for, or that represent the right to receive, shares of Common Stock (including, without limitation, securities which may be issued upon exercise of stock options, restricted stock units or warrants) (collectively, “Other Securities”) owned by the Holder immediately prior to the opening of trading on the first Trading Day on which the Common Stock is traded on the exchange on which the Common Stock is listed (excluding (x) any shares of Common Stock or Other Securities subject to escrow, holdback or similar provisions under agreements related to mergers or acquisitions by the Company, (y) unvested shares of Common Stock or Other Securities issued by the Company in connection with mergers or acquisitions by the Company and (z) any unvested warrants, convertible securities, stock options, restricted stock units or other equity awards issued by the Company), before giving effect to any sales of Common Stock by the Holder to the underwriters pursuant to the Underwriting Agreement; provided that the last reported closing price of the Common Stock on the exchange on which the Common Stock is listed is at least 33% greater than the initial public offering price per share set forth on the cover page of the Prospectus (A) for any 10 Trading Days out of the 15-consecutive full Trading Day period ending on the closing of the first full Trading Day immediately following the First Post-Public Offering Earnings Release and (B) at the closing of the first full Trading Day immediately following the First Post-Public Offering Earnings Release. Notwithstanding the foregoing, in no event shall a Holder be permitted to sell in the public market pursuant to this clause (1) until at least 60 days after the date of the Prospectus; and

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(2)    in addition, and notwithstanding anything to the contrary herein, the 2020 Lock-Up Period shall terminate commencing on the later of (i) the opening of trading on the second Trading Day immediately following the Company’s release of earnings for the second quarter following the most recent period for which financial statements are included in the Prospectus and (ii) the 121st day after the date of the Prospectus.

For purposes of this Section 2.11(a), a “Trading Day” is a day on which the New York Stock Exchange and the Nasdaq Stock Market are open for the buying and selling of securities. The restrictions set forth this Section 2.11(a) shall terminate effective as of February 28, 2021 if the 2020 IPO has not been completed by such date (provided that the Company may by written notice to the Holders prior to February 28, 2021 extend such date for a period of up to an additional three months).

(b)    With respect to any IPO other than the 2020 IPO, each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to such other IPO and ending on the date specified by the Company (the “Lock-Up Period”) (such period not to exceed one hundred eighty (180) days), (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock, held immediately before the effective date of the registration statement for such offering (collectively, “Lock-Up Securities”) or (ii) enter into any swap, hedging transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such Lock-Up Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise, subject in each case to any customary exceptions applicable to all Holders agreed to by the underwriters (the terms of which exceptions shall be provided by the Company to the Holders in writing and once so provided shall be binding). The foregoing provisions of this Section 2.11(b) shall apply only to the IPO and shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall be applicable to the Holders with respect to any IPO other than the 2020 IPO only if all officers, directors, and stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock) are similarly bound, subject to any customary exceptions agreed to by the underwriters. The underwriters in connection with such registration are intended third-party beneficiaries of this Section 2.11(b) and shall have the right, power, and authority to enforce the provisions hereof

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as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 2.11(b) or that are necessary to give further effect thereto; for the avoidance of doubt, the failure of the underwriters to request that any Holder execute any such agreements shall not be deemed to be a waiver of or limit any rights of the underwriters under this Section 2.11(b). If any Holder is granted an early release or discretionary waiver from the restrictions set forth in this Section 2.11(b) with respect to any IPO other than the 2020 IPO by the Company or from restrictions in any agreement with the managing underwriter with respect to any Lock-Up Securities held by such Holder and its Affiliates having a fair market value in excess of $1,000,000 in the aggregate (whether in one or multiple releases or waivers), then all other Holders shall also be granted an early release or discretionary waiver on the same terms and conditions from their respective obligations under this Section 2.11(b) or under any agreement with the managing underwriter with respect to the same percentage of the total number of Lock-Up Securities held by such Holders as the percentage of the total number of Lock-Up Securities that are the subject of such release.”

2.    Reference to and Effect on the Rights Agreement. On or after the date hereof, each reference in the Rights Agreement to “this Agreement,” “hereunder,” “herein” or words of like import shall mean and be a reference to the Rights Agreement as amended hereby.

3.    No Other Amendments. Except as set forth herein, the Rights Agreement shall remain in full force and effect in accordance with its terms.

4.    Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

5.    Counterparts. This Amendment may be executed by electronic means or facsimile and delivered in counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first set forth above.

COMPANY:

AIRBNB, INC.

By:	/s/ David Stephenson
Name:	David E. Stephenson
Title:	Chief Financial Officer

[Signature Page to Amendment to Amended and Restated Investors’ Rights Agreement of Airbnb, Inc.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first set forth above.

HOLDERS:

ANDREESSEN HOROWITZ FUND II, L.P. as nominee for
Andreessen Horowitz Fund II, L.P.
Andreessen Horowitz Fund II-A, L.P. and
Andreessen Horowitz Fund II-B, L.P.

By:	AH Equity Partners II, L.L.C.
Its general partner

By:	/s/ Scott Kupor
Name:	Scott Kupor
Title:	Chief Operating Officer

AH ANNEX FUND, L.P.
By:	AH Equity Partners II, L.L.C.
Its general partner

By:	/s/ Scott Kupor
Name:	Scott Kupor
Title:	Chief Operating Officer

AH PARALLEL FUND, L.P.
By:	AH Equity Partners II, L.L.C.
Its general partner

By:	/s/ Scott Kupor
Name:	Scott Kupor
Title:	Chief Operating Officer

[Signature Page to Amendment to Amended and Restated Investors’ Rights Agreement of Airbnb, Inc.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first set forth above.

HOLDERS:

GREYLOCK XIII LIMITED PARTNERSHIP
By:	Greylock XIII GP LLC, its General Partner

By:	/s/ Donald A. Sullivan
Name:	Donald A. Sullivan
Title:	Senior Managing Member

GREYLOCK XIII-A LIMITED PARTNERSHIP
By:	Greylock XIII GP LLC, its General Partner

By:	/s/ Donald A. Sullivan
Name:	Donald A. Sullivan
Title:	Senior Managing Member

GREYLOCK XIII PRINCIPALS LLC
By:	Greylock Management Corporation, Sole Member

By:	/s/ Donald A. Sullivan
Name:	Donald A. Sullivan
Title:	Partner and CFO

[Signature Page to Amendment to Amended and Restated Investors’ Rights Agreement of Airbnb, Inc.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first set forth above.

HOLDERS:

SEQUOIA CAPITAL XII
SEQUOIA TECHNOLOGY PARTNERS XII
SEQUOIA CAPITAL XII PRINCIPALS FUND
By:	SC XII Management, LLC
A Delaware Limited Liability Company
General Partner of Each

By:	/s/ Alfred Lin
Name:	Alfred Lin
Title:	Authorized Signatory

SC US GF V HOLDINGS, LTD.
a Cayman Islands exempted company
By:	SEQUOIA CAPITAL U.S. GROWTH FUND V, L.P.
SEQUOIA CAPITAL USGF PRINCIPALS FUND V, L.P.
both Cayman Islands exempted limited partnerships, its Members

By:	SCGF V MANAGEMENT, L.P.,
a Cayman Islands exempted limited partnership, its General Partner

By:	SC US (TTGP), LTD.
a Cayman Islands exempted company, its General Partner

By:	/s/ Alfred Lin
Name:	Alfred Lin
Title:	Authorized Signatory

[Signature Page to Amendment to Amended and Restated Investors’ Rights Agreement of Airbnb, Inc.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first set forth above.

HOLDERS:

SEQUOIA CAPITAL GLOBAL GROWTH FUND, LP
SEQUOIA CAPITAL GLOBAL GROWTH PRINCIPALS FUND, LP
By:	SCGGF Management, LP
a Cayman Island exempted limited partnership

By:	SC US (TTGP), LTD.
a Cayman Islands exempted company, its General Partner

By:	/s/ Alfred Lin
Name:	Alfred Lin
Title:	Authorized Signatory

SEQUOIA CAPITAL CHINA GF HOLDCO III-A, LTD.

By:	/s/ Eva Ip Siu Wai
Name:	Eva Ip Siu Wai
Title:	Authorized Signatory

SCGE FUND, L.P.
By:	SCGE (LTGP), L.P.
a Cayman Island exempted limited partnership
its General Partner

By:	/s/ Kimberly Summe
Name:	Kimberly Summe
Title:	Chief Operating Officer and GC

[Signature Page to Amendment to Amended and Restated Investors’ Rights Agreement of Airbnb, Inc.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first set forth above.

HOLDERS:

SEQUOIA CAPITAL GLOBAL GROWTH FUND II, L.P.
a Cayman Islands exempted limited partnership

By:	SC GLOBAL GROWTH III MANAGEMENT, L.P.
a Cayman Islands exempted limited partnership
General Partner

By:	SC US (TTGP), LTD.
a Cayman Islands exempted company, its General Partner

By:	/s/ Alfred Lin
Name:	Alfred Lin
Title:	Authorized Signatory

SEQUOIA CAPITAL GLOBAL GROWTH II PRINCIPALS FUND, L.P.
a Cayman Islands exempted limited partnership

By:	SC GLOBAL GROWTH III MANAGEMENT, L.P.
a Cayman Islands exempted limited partnership
General Partner

By:	SC US (TTGP), LTD.
a Cayman Islands exempted company, its General Partner

By:	/s/ Alfred Lin
Name:	Alfred Lin
Title:	Authorized Signatory

[Signature Page to Amendment to Amended and Restated Investors’ Rights Agreement of Airbnb, Inc.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first set forth above.

HOLDERS:

SEQUOIA CAPITAL U.S. GROWTH FUND VII, L.P.
a Cayman Islands exempted limited partnership

By:	SC U.S. GROWTH VII MANAGEMENT, L.P.
a Cayman Islands exempted limited partnership
General Partner

By:	SC US (TTGP), LTD.
a Cayman Islands exempted company, its General Partner

By:	/s/ Alfred Lin
Name:	Alfred Lin
Title:	Authorized Signatory

SEQUOIA CAPITAL U.S. GROWTH VII PRINCIPALS FUND, L.P.
a Cayman Islands exempted limited partnership

By:	SC U.S. GROWTH VII MANAGEMENT, L.P.
a Cayman Island exempted limited partnership
General Partner

By:	SC US (TTGP), LTD.
a Cayman Islands exempted company, its General Partner

By:	/s/ Alfred Lin
Name:	Alfred Lin
Title:	Authorized Signatory

[Signature Page to Amendment to Amended and Restated Investors’ Rights Agreement of Airbnb, Inc.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first set forth above.

HOLDERS:

SCHF CIF, LP/CIF 2015-A SERIES
SCHF (M) PV, LP

By:	SCHF (GPE), LLC
Its General Partner

By:	/s/ Keith Johnson
Name:	Keith Johnson
Title:	Managing Member

[Signature Page to Amendment to Amended and Restated Investors’ Rights Agreement of Airbnb, Inc.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first set forth above.

HOLDERS:

THE FOUNDERS FUND II, LP
By:	The Founders Fund II Management, LLC
Its:	General Partner

By:	/s/ Patti Theil
Name:	Patti Theil
Title:

THE FOUNDERS FUND II PRINCIPALS FUND, LP
By:	The Founders Fund II Management, LLC
Its:	General Partner

By:	/s/ Patti Theil
Name:	Patti Theil
Title:

THE FOUNDERS FUND II ENTREPRENEURS FUND, LP

By:	The Founders Fund II Management, LLC
Its:	General Partner

By:	/s/ Patti Theil
Name:	Patti Theil
Title:

[Signature Page to Amendment to Amended and Restated Investors’ Rights Agreement of Airbnb, Inc.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first set forth above.

HOLDERS:

THE FOUNDERS FUND III, LP
By:	The Founders Fund III Management, LLC
Its:	General Partner

By:	/s/ Patti Theil
Name:	Patti Theil
Title:

THE FOUNDERS FUND III PRINCIPALS FUND, LP
By:	The Founders Fund III Management, LLC
Its:	General Partner

By:	/s/ Patti Theil
Name:	Patti Theil
Title:

THE FOUNDERS FUND III ENTREPRENEURS FUND, LP

By:	The Founders Fund III Management, LLC
Its:	General Partner

By:	/s/ Patti Theil
Name:	Patti Theil
Title:

[Signature Page to Amendment to Amended and Restated Investors’ Rights Agreement of Airbnb, Inc.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first set forth above.

HOLDERS:

THE FOUNDERS FUND IV, LP
By:	The Founders Fund IV Management, LLC
Its:	General Partner

By:	/s/ Patti Theil
Name:	Patti Theil
Title:

THE FOUNDERS FUND IV PRINCIPALS FUND, LP
By:	The Founders Fund IV Management, LLC
Its:	General Partner

By:	/s/ Patti Theil
Name:	Patti Theil
Title:

[Signature Page to Amendment to Amended and Restated Investors’ Rights Agreement of Airbnb, Inc.]